Exhibit 99.1

Marathon Patent Group Announces Third Quarter Financial Results

Conference Call Scheduled Today at 4:30 p.m. Eastern Time

LOS ANGELES, CA—(Marketwired — November 14, 2016) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon” or “Company”), an IP licensing and commercialization company, today announced its operating results for the quarter ended September 30, 2016, as published in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission.

Operating Results for the Quarter Ended Sept 30, 2016 / Subsequent and Other Year to Date Events

•                  YTD revenue of $36.5 million for the nine months ended September 30, 2016.

•                  We generated total revenue of $43 thousand and $6.4 million for the three months ended September 30, 2016 and September 30, 2015, respectively.

•                  Net operating loss was approximately $10.7 million (including non-cash expenses) for the three months ended September 30, 2016 compared to $3.1 million for the three months ended September 30, 2015. The net operating loss includes non-cash operating expenses, which primarily relate to share based compensation and amortization and impairment of patents, in the amounts of $8.1 million and $3.8 million for the three months ended September 30, 2016 and September 30, 2015, respectively.

•                  With 15,047,141 shares outstanding, on a per share basis, our GAAP net loss was $(0.42) per basic and diluted share for the three months ended September  30, 2016, compared to a GAAP net loss of $(0.15) per basic and diluted share for the three months ended September 30, 2015.

•                  On a per share basis, our Non-GAAP net loss was $(0.21) per basic and diluted share for the three months ended September 30, 2016, compared to a Non-GAAP net loss of $(0.01) per basic and diluted share for the three months ended September  30, 2015.

Doug Croxall, Chief Executive Officer of Marathon, stated, “While pleased with our record year to date revenues, our third quarter was unsurprisingly very light. While there were revenue opportunities, we remain unwilling to compromise what we believe to be reasonable licenses to try and get them into a particular quarter. It’s for that reason we’ve always advised that our financial performance should be evaluated on an annual basis, as opposed to quarterly.

Croxall concluded, “As discussed on our previous earnings call, we continue to refocus our revenue generation on licenses that provide a recurring revenue feature.  The recurring revenue may take the form of fixed quarterly or annual payments by licensees to Marathon and should help investors better model future revenue potential.”

Conference Call

Marathon will host a corresponding conference call to discuss the results with Chief Executive Officer Doug Croxall and Chief Financial Officer Frank Knuettel II on Monday November 14, 2016 at 4:30 PM ET/1:30 PM PT. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-4018 ten minutes prior to the scheduled start time. International calls should dial (201) 689-8471.

In addition, the call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Company’s website at www.marathonpg.com. The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Monday, November 28, 2016 by dialing (844) 512-2921 in the U.S. and Canada and (412) 317-6671 internationally and entering the pin number: 13649802.

About Marathon Patent Group

Marathon is an IP licensing and commercialization company. The Company acquires and manages IP rights from a variety of sources, including large and small corporations, universities and other IP owners. Marathon has a global focus on IP acquisition and management. The Company’s commercialization division is focused on the full commercialization lifecycle which includes discovering opportunities, performing due diligence, providing capital, managing development, protecting and developing IP, assisting in execution of the business plan, and realizing shareholder value. To learn more about Marathon Patent Group, visit www.marathonpg.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

•                  Marathon Patent Group
Jason Assad
678-570-6791
Jason@marathonpg.com

	September 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$1,294,950	$2,555,151
Accounts receivable - net of allowance for bad debt of $387,976 and $375,750 for September 30, 2016 and December 31, 2015	81,865	136,842
Bonds posted with courts	980,919	1,748,311
Prepaid expenses and other current assets, net of discounts of $2,483 for September 30, 2016 and $3,414 for December 31, 2015	153,388	338,598
Total current assets	$2,511,122	$4,778,902

Other assets:
Property and equipment, net of accumulated depreciation of $98,347 and $67,052 for September 30, 2016 and December 31, 2015	$38,389	$61,297
Intangible assets, net of accumulated amortization of $16,438,642 and $15,557,353 for September 30, 2016 and December 31, 2015	19,551,678	25,457,639
Deferred tax assets	11,918,920	12,437,741
Other non current assets, net of discounts of $2,969 and $4,831 for September 30, 2016 and December 31, 2015	201,031	9,169
Goodwill	4,483,129	4,482,845
Total other assets	$36,193,147	$42,448,691

Total Assets	$38,704,269	$47,227,593

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,054,015	$6,534,825
Clouding IP earn out - current portion	110,100	33,646
Notes payable, net of discounts of $818,919 and $730,945 for September 30, 2016 and December 31, 2015	11,139,623	10,383,177
Total current liabilities	$17,303,738	$16,951,648

Long-term liabilities
Notes payable, net of discount of $798,966 and $1,425,167 for September 30, 2016 and December 31, 2015	$6,456,740	$12,223,884
Clouding IP earn out	1,082,586	3,281,238
Deferred tax liability	438,709	1,044,997
Revenue share liability	1,000,000	1,000,000
Other long term liability	45,763	50,084
Total long-term liabilities	$9,023,798	$17,600,203

Total Liabilities	$26,327,536	$34,551,851

Stockholders’ Equity:
Preferred stock Series B, $.0001 par value, 50,000,000 shares authorized: 782,004 issued and outstanding at September 30, 2016 and December 31, 2015	$78	$78
Common stock, $.0001 par value; 200,000,000 shares authorized; 15,047,141 and 14,867,141 at September 30, 2016 and December 31, 2015	1,505	1,487
Additional paid-in capital	44,901,535	43,217,513
Accumulated other comprehensive income (loss)	(959,401)	(1,265,812)
Accumulated deficit	(31,539,066)	(29,277,524)

Total Marathon Patent Group stockholders’ equity	$12,404,651	$12,675,742

Noncontrolling interests	(27,918)	-

Total Stockholders’ Equity	$12,376,733	$12,675,742

Total liabilities and stockholders’ equity	$38,704,269	$47,227,593

	For The	For The	For The	For The
	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	43,113	6,407,997	36,452,551	11,870,851

Expenses
Cost of revenues	1,094,378	4,002,040	19,202,118	12,190,415
Amortization of patents and website	2,030,886	2,884,269	6,018,196	8,511,730
Compensation and related taxes	1,252,571	903,685	3,406,841	3,571,817
Consulting fees	257,420	643,702	903,032	1,869,326
Professional fees	432,496	882,213	1,336,201	2,230,748
General and administrative	183,771	177,494	612,284	681,951
Goodwill impairment	-	-	83,000	-
Patent impairment	5,531,383	-	6,525,273	766,498
Total Operating Expenses	10,782,905	9,493,403	38,086,945	29,822,485

Operating loss	(10,739,792)	(3,085,406)	(1,634,394)	(17,951,634)

Other income (expenses)
Other expense	(37,116)	6,646	(68,647)	14,085
Foreign exchange gain (loss)	(175,850)	(20,090)	(238,073)	(57,593)
Change in fair value adjustments of Clouding IP earn out	1,954,378	597,047	2,122,208	2,901,348
Interest Income	931	135	2,793	137
Interest expense.	(649,065)	(1,078,615)	(2,500,321)	(3,587,238)
Loss on debt extinguishment	-	(654,000)	-	(654,000)
Total Other income (expenses)	1,093,278	(1,148,877)	(682,040)	(1,383,261)

Loss before (provision for) benefit from income taxes	(9,646,514)	(4,234,283)	(2,316,434)	(19,334,895)

(Provision for) benefit from income taxes	3,347,909	483,815	26,974	6,300,159

Net loss	(6,298,605)	(3,750,468)	(2,289,460)	(13,034,736)

Net loss attributible to noncontrolling interests	24,195	-	27,918	-

Net loss attributable to Marathon Patent Group, Inc. common shareholders	(6,274,410)	(3,750,468)	(2,261,542)	(13,034,736)

Loss per common share:
Basic and fully diluted	(0.42)	(0.26)	(0.15)	(0.92)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and fully diluted	15,047,141	14,376,118	14,944,852	14,094,891

Other comprehensive income (loss)
Foreign currency translation adjustments	209,159	45,628	306,415	(584,706)

	For The	For The
	Nine Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss attributable to Marathon Patent Group, Inc common shareholders	$(2,261,542)	$(13,034,736)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,780	5,668
Amortization of patents and website	6,018,196	8,511,730
Allowance for doubtful accounts	12,226	-
Deferred tax asset	531,757	(5,579,418)
Deferred tax liability	(638,268)	(709,280)
Impairment of intangible assets	6,525,273	766,498
Impairment of goodwill	83,000	-
Stock based compensation	1,541,615	1,961,505
Stock issued for services	136,000	1,084,834
Loss on debt exstinguishment	-	654,000
Non-cash interest, discount, and financing costs	952,231	1,926,865
Change in fair value of Clouding earnout	(2,122,198)	(2,901,348)
Non-controlling interest	(27,918)	-
Other non-cash adjustments	96,996	(13,244)
Changes in operating assets and liabilities
Accounts receivable	43,763	(2,109,984)
Prepaid expenses and other assets	(6,652)	60,938
Bonds posted with court	883,695	-
Accounts payable and accrued expenses	(557,832)	6,454,467

Net cash provided by (used in) operating activities	11,214,122	(2,921,505)

Cash flows from investing activities:
Acquisition of patents	(3,552,656)	-
Purchase of property, equipment, and other intangible assets	(8,387)	(22,520)
Net cash provided by (used in) investing activities	(3,561,043)	(22,520)

Cash flows from financing activities:
Payment on note payable in connection with the acquisition of Medtech and Orthophoenix	(2,953,779)	(4,200,000)
Payment on note payable in connection with the acquisition of Orthophoenix	-	(5,000,000)
Payment on note payable in connection with the acquisition of Sarif	-	(276,250)
Payment on note payable in connection with the acquisition of IP Liquidity	-	(1,109,375)
Payment on note payable in connection with the acquisition of Dynamic Advances	-	(2,624,375)
Payment on MdR Escrow TLI	-	(50,000)
Cash received upon issuance of notes payable (net of issuance costs)	-	19,600,000
Repayment of notes payable	(5,379,105)	-
Cash received upon exercise of warrants	-	18,751
Repayment of convertible notes payable	-	(5,050,000)
Payment on note payable	(578,804)	(42,500)
Net cash provided (used in) by financing activities	(8,911,688)	1,266,251

Effect of exchange rate changes on cash	(1,592)	4,044

Net decrease in cash	(1,260,201)	(1,673,730)

Cash at beginning of period	2,555,151	5,082,569

Cash at end of period	$1,294,950	$3,408,839

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest expense	$1,391,567	$1,660,372
Taxes paid	$36,218	$54,437
Loan fees	$-	$400,000
Cash invested in 3DNano	$115,000	$-
Cash invested in PG Technologies	$1,000,000	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in conjunction with note payable	$-	$1,000,000
Warrant issued in conjunction with note payable	$-	$318,679
Revenue share liability incurred in conjunction with note payable	$-	$1,000,000
Note payable issuance in conjunction with the acquisition of GE patent	$1,000,000	$-
Non-cash interest increase in debt assumed in the Orthophoenix acquisition	$-	$750,000
Note payable issuance in conjunction with the acquisition of BATO patent	$-	$10,000,000
Note payable issuance in conjunction with the acquisition of Seimens patent	$1,755,635	$-
Note payable issuance in conjunction with the acquisition of 3Dnano Liscense	$200,000	$-
Conversion from AP to NP	$-	$705,093

	Non-GAAP Reconciliation
	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	For the Nine Months Ended September 30, 2016	For the Nine Months Ended September 30, 2015
Net income (loss) attributable to Marathon Patent Group, Inc. common shareholders	(6,274,410)	(3,750,468)	(2,261,542)	(13,034,736)
Non-GAAP
Amortization of intangible assets	2,030,886	2,884,269	6,018,196	8,511,730
Equity-based compensation	478,819	901,446	1,677,616	3,111,498
Impairment of Intellectual Property	5,531,383	-	6,608,273	766,498
Change in Earn Out Liability	(1,954,378)	(597,047)	(2,122,208)	(2,901,348)
Non-cash interest expense	288,049	301,544	952,231	1,926,866
Deferred tax (benefit) / Tax expense	(3,347,909)	(483,815)	(26,974)	(6,300,159)
Loss on note payable	-	654,000	-	654,000
Clawback on Medtronic debt	-	-	-	750,000
Other	12,468	1,631	28,448	14,458
Non-GAAP net income (loss)	(3,235,092)	(88,440)	10,874,040	(6,501,193)

Weighted average common shares outstanding:
Basic	15,047,141	14,376,118	14,944,852	14,094,891
Fully diluted	15,047,141	14,376,118	15,984,269	14,094,891

Non-GAAP net income (loss) per common share - basic and diluted
Basic	$(0.21)	$(0.01)	$0.73	$(0.46)
Fully diluted	$(0.21)	$(0.01)	$0.68	$(0.46)